EXHIBIT-24.3






              CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Columbia Healthcare Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated February 15, 1993, with respect to the consolidated financial statements and schedules of HCA-Hospital Corporation of America included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.




Nashville, Tennessee
February 23, 1994